EXHIBIT 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

March 14, 2013

CONTACT:	Rob Swadosh / Patrick Malone The Dilenschneider Group 212-922-0900

INFUSYSTEM HOLDINGS, INC. NAMES ERIC STEEN CHIEF EXECUTIVE

OFFICER; INTERIM CEO DILIP SINGH STEPPING DOWN

MADISON HEIGHTS, MICHIGAN, March 14, 2013—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced its Board of Directors has appointed Eric Steen, who has more than 30 years of medical device and pharmaceutical industry experience, as Chief Executive Officer, effective April 1, 2013.

Dilip Singh, who has served as the Company’s Interim CEO since April 2012, will step down from that position on the same date, while continuing as a member of the Board.

“I am proud of the significant progress our InfuSystem team has achieved on a number of important fronts, including a return to profitability, improved operational performance, and strengthened financial footing,” commented Singh. “I am equally delighted the Board has decided that Eric is the right person to advance the Company’s next stage of strategic growth and value creation, and look forward to a smooth transition.”

Eric Steen comes to InfuSystem with a wide range of leadership and management-level experience in sales, marketing, business development, operations, and finance. He previously served as President of Central Admixture Pharmacy Services, turning a start-up into a successful $150 million pharmacy services organization with 25 locations. Concurrently, Steen served as Chief Marketing Officer for B. Braun Medical Inc, a $1.5 billion organization that offers infusion therapy and pain management products and services. Since February 2012, he has been Principal of Eric K. Steen & Associates, a consulting business that provides services to medical device and pharmaceutical companies, including InfuSystem.

“Eric Steen brings an accomplished record of success in the medical device and healthcare services industries,” added InfuSystem Executive Chairman Ryan Morris. “He has demonstrated time and again his ability to drive profitable growth and create value, and is the ideal person to lead InfuSystem through another period of sustained growth. The Board would also like to express its profound thanks to Dilip, who joined us at a critical juncture in the Company’s history. His vision and actions over the past year have helped reaffirm our industry leadership role.”

Note

In connection with his appointment as the new Chief Executive Officer, Mr. Steen will receive 700,000 inducement stock options outside the Company’s 2007 Stock Option Plan. Of these, 300,000 options will have an exercise price of $1.75 and 400,000 options will have an exercise price of $2.75. The options will be granted on April 1, 2013 and will vest over a four-year period (25% on the first anniversary of the grant date and pro rata monthly thereafter) and will expire in ten years.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain matters discussed in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, or otherwise predicted, by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time-to-time in the Company’s publicly filed documents and in news releases and other communications. The Company disclaims any intention or duty to update any forward-looking statements made in this release.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.